 Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Yearly Report of Sierra Resource Group, Inc. (the "Company") on Form 10-K for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Champney, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: April 14, 2011	Sierra Resource Group, Inc. By: /s/ Patrick Champney
Patrick Champney
Chief Executive Officer (Principal Executive Officer)